UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JMP GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1450327
(State of incorporation or organization)	(IRS Employer Identification No.)

600 Montgomery Street, Suite 1100 San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

JMP Group LLC
(Exact Name of Co-Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

47-1632931

(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

JMP Investment Holdings LLC
(Exact Name of Co-Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

47-2085270

(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
7.25% Senior Notes due 2027 Guarantees of 7.25% Senior Notes due 2027	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates: 333-217396 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

JMP Group LLC (the “Company”), JMP Group Inc. (the “Issuer”) and JMP Investment Holdings LLC (together with the Company, the “Guarantors” and, the Issuer together with the Guarantors, the “Registrants”) have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated November 20, 2017 (the “Prospectus Supplement”), and the accompanying prospectus, dated April 28, 2017 (the “Base Prospectus”). The Prospectus Supplement relates to the offering of $50.0 million aggregate principal amount of 7.25% Senior Notes due 2027 (the “Notes”) to be issued by the Issuer. The Notes will be fully and unconditionally guaranteed by the Guarantors. The Base Prospectus forms a part of the Registrants’ Registration Statement on Form S-3 (File No. 333-217396) filed with the Commission on April 20, 2017 (the “Registration Statement”).

Item 1.	Description of Securities to be Registered.

The descriptions under the headings “Description of Notes” in the Prospectus Supplement and “Description of Debt Securities” and “Description of Guarantees of Debt Securities” in the Base Prospectus are incorporated by reference herein. Copies of such descriptions will be filed with The New York Stock Exchange.

Item 2.	Exhibits.

Exhibit No.	Description
4.1

Indenture dated as of January 24, 2013, between JMP Group Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to JMP Group Inc.’s Current Report on Form 8-K (File No. 001-33448) filed on January 25, 2013).

4.2

Fourth Supplemental Indenture dated as of November 28, 2017 among JMP Group Inc., JMP Group LLC, JMP Investment Holdings LLC and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to JMP Group LLC’s Current Report on Form 8-K (File No. 001-36802) filed on November 28, 2017).

4.3	Form of 7.25% Senior Note due 2027 and Notation of Guarantee (included as Exhibits A and B to Exhibit 4.2 above).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

JMP GROUP INC.

Date: November 28, 2017	By:	/s/ Raymond Jackson
Raymond Jackson
Chief Financial Officer

JMP GROUP LLC

Date: November 28, 2017	By:	/s/ Raymond Jackson
Raymond Jackson
Chief Financial Officer

JMP INVESTMENT HOLDINGS LLC

Date: November 28, 2017	By:	/s/ Raymond Jackson
Raymond Jackson
Chief Financial Officer